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                                                                    Exhibit 10.5

                                    SUBLEASE
                                    AGREEMENT

     This Sublease Agreement ("Sublease"), made and entered into this 1st day of May 2004, by and between Dimensions Financial Consultants ("Sub landlord"), and Dimensions REIT I, Inc. ("Tenant").

          WITNESSETH:

     WHEREAS, Sublandlord entered into that certain Lease dated January 31, 2003 (the "Prime Lease"), by and between (Vantage Point Properties, Inc.), as landlord, and Sublandlord, as tenant, for certain premises ("Premises") in the building located at 8301 E. 21st Street North, Wilson Estates Office Park, Wichita, Kansas ("Building"), a copy of which is attached hereto as EXHIBIT "A";

     WHEREAS, Sublandlord desires to sublease a portion of the Premises ("Subleased Premises") to Tenant, and Tenant desires to sublease the same from Sublandlord, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, In consideration of the Subleased Premises, the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

     1. SUBLEASED PREMISES. Sublandlord hereby leases unto Tenant, and Tenant hereby takes from Sublandlord, in its as-is condition, the Subleased Premises, which consists of approximately 560 rentable square feet and 75 square feet of pro-rata common area, a diagram of the floor plan of which is attached hereto as EXHIBIT "B". In addition to the Subleased Premises as set forth in this Sublease Agreement; the following equipment and services shall be provided as listed on the attached EXHIBIT "C".

     2. TERM. The term of this Sublease shall commence on May 1, 2004 ("Commencement Date"), and shall terminate on January 31, 2006, unless sooner terminated as provided in this Sublease.

     3. RENT. Tenant agrees to pay to Sublandlord Base Rent in accordance with the following schedule. Base Rent shall be paid monthly in advance on or before the first day of each month commencing May 1, 2004, and shall include payment for taxes, utilities and common area maintenance (i.e. Tenant shall not be required to pay "Additional Rent" as that term is defined in the Prime Lease.

DATES                                     MONTHLY BASE RENT PAYMENT *MAY 1, 2004
TO JANUARY 31, 2006                       --------------------------------------
                                          $1,600  PER MONTH

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     4.   ASSUMPTION OF OBLIGATIONS. Tenant agrees to assume and perform, according to the terms of the Prime Lease, all of the duties, covenants, agreements, obligations and limitations of Sublandlord under the Prime Lease with respect to the Subleased Premises as if Tenant were the tenant under the Prime Lease, excepting the duty to make payments to Landlord of rental and other charges. Tenant agrees that it will take good care of the Subleased Premises, and will commit no waste, and will not do, suffer, or permit to be done any injury to the same. It is hereby understood and agreed that Tenant's rights to use, possess and enjoy the Subleased Premises are subject to the terms and conditions of the Prime Lease and the rights and remedies of Landlord and Sublandlord thereunder. Tenant agrees to indemnify Sublandlord against, and to hold Sublandlord harmless from, any liability, damages, costs or expenses of any kind or nature, including court costs and reasonable attorneys' fees, resulting from any failure by Tenant to perform, keep and obey the same.

     5. TITLE AND POSSESSION. Subject to receipt of the attached Landlord's Consent to Sublease, Sublandlord covenants and agrees that it has full right and authority to enter into this Sublease for the full term hereof, and that Tenant, upon paying the rents and other sums provided herein, and upon performing the duties, covenants, agreements and obligations hereof, and upon keeping and obeying all of the restrictions, conditions and provisions hereof, will have, hold and enjoy quiet possession of the Subleased Premises for the term herein granted and with all of the rights and privileges of Sublandlord under the Lease with respect to the Subleased Premises except as herein expressly excluded or modified and subject to all of said duties, covenants, agreements, obligations, restrictions, conditions and provisions.

     6. SUBLEASE AND ASSIGNMENT. Tenant may not assign this Sublease or further sublease any portion of the Subleased Premises without the prior written consent of Sublandlord and Landlord, which consent Sublandlord shall not unreasonably withhold or delay if Landlord has consented. Tenant shall not pledge, its interest hereunder, or allow liens to be placed on such interest, or suffer this Sublease or any portion thereof to be attached or taken upon execution. No assignment or further subleasing, even with the consent of Sublandlord and Landlord, shall relieve Tenant from liability for payment of the rent herein provided for or from the obligation to keep and be bound by all of the terms, conditions and covenants of this Sublease.

     7. DAMAGE, DESTRUCTION OR CONDEMNATION. In the event of damage or destruction of the Subleased Premises or the taking of all or any part thereof under the power of eminent domain, this Sublease shall terminate if the Prime Lease is terminated as a result thereof, and rent payable hereunder shall abate for as long as and in the same proportion as the rent due from Sublandlord to Landlord under the Prime Lease abates as a result thereof.

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     8.   MUTUAL RELEASE AND WAIVER OF SUBROGATION. Notwithstanding any
provision of this Sublease to the contrary, Sublandlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other and against Landlord, their agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Subleased Premises, or any improvements thereto, or the Building of which the Subleased Premises are a part, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, provided that Tenant shall not be released to the extent that Sublandlord is not released from liability under the Prime Lease, and each covenants that its insurers shall hold no right of subrogation against such other party.

     9. ALTERATIONS. The parties agree that Tenant shall have the right to make at its expense alterations to the Subleased Premises, subject to Landlord's right under the Prime Lease to consent to alterations to the Subleased Premises. Upon the termination of the term hereof, all such alterations, additions and improvements (except personal property, business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant) shall be and remain Part of the Subleased Premises and shall not be removed by Tenant unless such removal is required by Landlord or Sublandlord, in which case Tenant shall remove the same and restore the Subleased Premises to the same condition in which they were on the date hereof, reasonable and ordinary wear and tear excepted. Personal property, business and trade fixtures, machinery= and equipment, furniture and movable partitions owned by Tenant shall be and remain the property of Tenant and may be removed by Tenant at any time during the term hereof when Tenant is not in default hereunder. Tenant covenants and agrees to indemnify Sublandlord and Landlord against, and hold Sublandlord and Landlord harmless from, all liens, whether for labor or materials arising as the result of alterations, additions, repairs, or improvements to the Subleased Premises made by Tenant during the term of this sublease.

     10. DEFAULT. If the Rent above referred to, or any part thereof whether the same be demanded or not, shall remain unpaid for a period of ten (10) days from the date when due hereunder, or if any other term, condition or covenant of this Sublease, express or implied on the part of the Tenant to be kept or performed shall be violated or neglected, and if Tenant shall fail to cure the same within thirty (30) days from the date of written notice from Sublandlord to Tenant specifying the Violations (unless such default cannot reasonably be cured within 30 days and Tenant begins such cure within thirty (30) days and proceeds with diligence to complete the cure), or if the Subleased Premises or Tenant's interest therein shall be taken on execution or other process of law, or if Tenant shall petition to be or shall be declared bankrupt or insolvent according to law or shall enter an assignment for the benefit of creditors, or if any default under the Prime Lease shall occur with respect to Tenant or the performance by Tenant of any of its covenants and

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obligations under this Sublease (and the same is not cured within five days prior to the last date for cure under the Prime Lease), then and in any of said cases, Tenant shall be deemed in default, and Sublandlord shall have all of the rights and remedies against Tenant which would be available to Landlord against Sublandlord in the event of a default by Sublandlord under the Prime Lease.

     11. NOTICES. Any notice or communication required or permitted to be given or served by either party hereto upon the other shall be deemed given or served in accordance with the provisions of this Sublease when mailed in a sealed wrapper by United States registered or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

If to Sublandlord:

                                   Glenn C. Rappard
                                   Dimensions Financial Consultants, Inc.
                                   8301 E. 21 S'
                                   Wichita, KS 67206

If to Tenant:

                                   James L. Fritzemeier, CPA
                                   Dimensions REIT I, Inc.
                                   8301 E. 21 S'
                                   Wichita, KS 67206

Each such mailed notice or communication shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States registered or certified mail, postage prepaid, properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by serving written notice hereunder upon the other party hereto, in the manner specified above, at least ten (10) days prior to the effective date of such change. All notices required to be given to Landlord by Sublandlord under the Prime Lease shall be given by Tenant to Landlord and Sublandlord.

     12. SURRENDER OF SUBLEASED PREMISES. Upon the expiration of the term of this Sublease, or upon any earlier termination of this Sublease Tenant shall quit and surrender possession of the Subleased Premises to Sublandlord in as good order and condition as the same are now or hereafter may be improved by Landlord, Sublandlord or Tenant, reasonable wear and tear excepted, and shall, without expense to Sublandlord, remove or cause to be removed from the Subleased Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Subleased Premises, and all similar

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articles of any other persons claiming under Tenant, and Tenant shall repair all damage to the Subleased Premises resulting from such removal.

     13. TERMINATION OF PRIME LEASE. It is understood and agreed by and between the parties hereto that the existence of this Sublease is dependent and conditioned upon the continued existence of the Prime Lease, and in the event of the cancellation or termination of the Prime Lease, this Sublease automatically shall be terminated; provided, however, that this provision shall not be deemed to release Sublandlord from liability if the Prime Lease is canceled or terminated by reason of a default by Sublandlord as tenant under the Prime Lease, which default did not result, in whole or in part, from a default by Tenant hereunder. Tenant shall have no recourse against Sublandlord if the Prime Lease is canceled or terminated by reason of a default by Tenant hereunder, or by any reason other than a default by Sublandlord under the Prime Lease.

     14. WAIVER. A waiver by Sublandlord of any default, breach or failure of Tenant under this Sublease shall not be construed as a waiver of any subsequent or different default, breach or failure.

     15. INSPECTION. Sublandlord reserves the right at all reasonable times during the term of this Sublease, following one (1) day's prior written notice thereof to Tenant, for Sublandlord or Sublandlord's agents to enter the Subleased Premises for the purpose of inspecting and examining the same, and for all other reasonable purposes.

     16. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Sublandlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to 150% of the rental rate in effect upon the date of such expiration for the entire premises leased by Sublandlord under the Prime Lease, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Tenant shall also indemnify Sublandlord for any costs incurred by Sublandlord as a result of its failure to deliver the Premises to Landlord upon the expiration of the term of the Prime Lease. Acceptance by Sublandlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to, and shall not limit, Sublandlord's right of reentry or any other rights of Sublandlord hereunder or as otherwise provided by law.

     17. SUCCESSORS AND ASSIGNS. All of the terms, covenants, provisions and conditions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     18. CAPTIONS. The captions used on the paragraphs of this Sublease are for convenience only, are not a part of this Sublease, and are not to be considered in the interpretation hereof.

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     19.  CONSENT OF LANDLORD. This Sublease is contingent upon approval by
Landlord manifested by Landlord's execution of the Consent to Sublease appearing below. Unless and until Landlord executes the Consent to Sublease below, this Sublease shall be of no force or effect, and the parties hereto shall have no liability or obligation to each other.

     20. RELATIONSHIP OF PARTIES. This Sublease does not and shall not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Sublandlord and Tenant, the sole relationship between the parties hereto being strictly that of landlord and tenant.

     21. CLARIFICATIONS TO PRIME LEASE. Notwithstanding anything apparently to the contrary herein contained: (a) Tenant shall have no right to renew this Sublease; (b) Tenant shall have no rights to signage other than as approved by Landlord with respect to the Subleased Premises; (c) Tenant shall have no rights to construct or use Sublandlord's Satellite Terminal. Tenant shall comply with all rules and regulations imposed by Landlord. Tenant shall be entitled to the same services as Sublandlord is entitled to from Landlord but Sublandlord does not guaranty the delivery of those services by Landlord.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be executed as of the day and year first above written.

Sublandlord:                                    Tenant:

Glenn C. Rappard: /s/                           James L. Fritzemeier /s/
---------------------                           ------------------------

Glenn C. Rappard                                James L. Fritzemeier, CPA

Dimensions Financial Consultants, Inc.          Dimensions REIT I, Inc.

                                    EXHIBITS

Exhibit A   Prime Lease

Exhibit B.  Diagram of Leased Premises E

Exhibit C   Equipment and Services to be Provided

                                   CONSENT TO

                                    SUBLEASE

     The undersigned ("Landlord") does hereby consent to the foregoing Sublease, provided that such consent shall not release or discharge Sublandlord from any of its obligations to be performed under the Prime Lease, and further provided that such consent is limited to the foregoing Sublease only, and any further assignment, sublease, amendment or modification of this Sublease or the Prime Lease shall require the prior written consent of the undersigned pursuant to the Prime Lease.


Vantage Point Properties, Inc.

Paul D. Jackson /s/
-------------------
Paul D. Jackson, President

                                    EXHIBIT A

                                 LEASE AGREEMENT

                                 BY AND BETWEEN


                         VANTAGE POINT PROPERTIES, INC.

                                   AS LANDLORD


                                       AND


                     DIMENSIONS FINANCIAL CONSULTANTS, INC.
                                       AND
                     DIMENSIONS INVESTMENT MANAGEMENT, INC.
                                  COLLECTIVELY

                                    AS TENANT

                                  SUMMARY SHEET

     THIS AGREEMENT made and entered into on this 31st day of January, 2003, in Wichita, Kansas,

     BY AND BETWEEN                         VANTAGE POINT PROPERTIES, INC.,
                                        a Kansas corporation, whose address is
                                        8301 E. 21st Street, Suite 350, Wichita,
                                        Kansas 67206 hereinafter referred to as

                                        "LANDLORD"

     AND                                    DIMENSIONS FINANCIAL CONSULTANTS,
                                        INC., a Kansas corporation, whose
                                        address is 8301 E. 21st Street, Suite
                                        230, Wichita, KS 67206

     AND                                    DIMENSIONS INVESTMENT MANAGEMENT,
                                        INC., a Kansas corporation whose address is 8301 E. 21st Street, Suite 230, Wichita, KS 67206 hereinafter collectively referred to as

                                        "TENANT"

                       SUMMARY OF GENERAL BASIC PROVISIONS

     A. Leased Premises: Approximately 4,068 square feet of usable floor space on the second floor plus 529 square feet of common area for a total rentable area equal to 4,597 square feet in the Capitol Federal Building in Wilson Estates Office Park, Wichita, Kansas.

     B.   Term:             Three (3) years

     C.   Monthly Base
          Building Rent:    LEASE YEAR 1:
                                   Feb. 15, 2003 - Apr 30, 2003:      Free
                                   May, 2003:                         $ 2,741.94

                                   Jun 1, 2003 - Dec. 31,2003:        $ 5,000.00
                                   Jan 1, 2004 - Feb 29, 2004:        $ 7,078.00
                            LEASE YEARS 2-EXPIRATION:                 $ 7,078.00

          As used herein, the term "Lease Year" shall mean each consecutive 12 month period, commencing on the Commencement Date.

     D.   Additional Rent:  See Section 3.2 hereof

     E.   Security Deposit: $5,000.00


                     [ This Space Intentionally Left Blank ]

W I T N E S S E T H:

     For and in consideration of the mutual covenants and agreements contained herein, the parties hereto for themselves, their respective successors and assigns, agree as follows:

1.   LEASED PREMISES:

          1.1 BUILDING CONSTRUCTION: (a) It is understood by the parties that the LANDLORD has constructed and owns an office building known as the Capitol Federal Building (herein the "BUILDING"). The address of the Building is 8301 E. 21st Street, Wichita, Kansas 67206. The Building is located in Wilson Estates Office Park (herein the "OFFICE PARK"). A copy of the site plan depicting the planned Office Park is attached hereto as Exhibit 'A' and made a part hereof by this reference. The Building is located on the land (herein the "LAND") described in Exhibit B, which is also attached hereto and made a part hereof by this reference. The Building and the Land shall be referred to collectively herein as the "TOTAL BUILDING FACILITIES."

          (b) TENANT and TENANT's employees, agents, officers, contractors, and invitees shall have the right to use, in common with other tenants of the Office Park the "OFFICE PARK COMMON AREAS" (hereinafter defined). The term "Office Park Common Areas" shall be deemed to mean such areas, improvements, space, equipment and special services in or at the Office Park reasonably designated by the LANDLORD, from time to time, to the general usage of all tenants of the Office Park and their employees, customers and invitees, including without limitation, all designated access roads, driveways, entrances and exits, retaining walls, landscaped areas, roads and pathways, accommodation areas such as sidewalks, grass plots, ornamental planting, entry monuments and signs, directional signals and the like.

          1.2 DESCRIPTION OF LEASED PREMISES: (a) LANDLORD does hereby lease to TENANT and TENANT does hereby hire from LANDLORD office space, hereinafter called the "LEASED PREMISES" located in the Building. The location of the Leased Premises is shown and outlined on the floor plan attached hereto as Exhibit C and made a part hereof by reference, which Exhibit is initialed by the parties hereto. It is agreed that the Leased Premises contains approximately Four Thousand Sixty-eight (4,068) square feet of usable floor area on the second floor of the Building plus Five Hundred Twenty-nine (529) square feet of common area for a total rentable area equal to Four Thousand Five Hundred Ninety-seven (4,597) square feet and that the Building contains approximately 63,000 square feet of total rentable space.

          (b) Exhibits A, B and C are provided for informational purposes only and shall not be deemed to be a warranty, representation or agreement by LANDLORD that the Office Park, Land, Building or Leased Premises, or any other information contained thereon will be exactly as indicated on such Exhibits. Notwithstanding Exhibits A, B and C, or any other provision of this Lease to the contrary, LANDLORD reserves the right to change, modify, add to or subtract from the size and dimensions of the Office Park, Land or the Building, or parts thereof, including, but not limited to, the number, location and dimensions of tenant spaces, the

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size and configuration of parking areas, entrances, exits, corridors, signage, number of tenant spaces, identity of tenants and the size, shape and arrangement of common areas provided that any such changes shall not (i) obstruct access to the Leased Premises or (ii) materially reduce the amount of parking spaces available for TENANT's use.

          1.3 DATE OF OCCUPANCY: (a) It is understood by the parties that the LANDLORD owns the Building and the Leased Premises are a part of and located within said Building. Subject to the provisions of Section 23 hereof, LANDLORD hereby agrees to deliver occupancy of the Leased Premises on or before February 15, 2003.

          (b) If Landlord fails, is delayed, or for any reason is unable to deliver the Leased Premises to the TENANT, Ready for Occupancy, under the terms set out in paragraph 1.3(a) hereof, then TENANT shall take possession of the Leased Premises on the date LANDLORD delivers possession of the Leased Premises to TENANT "Ready for Occupancy". Except as is otherwise herein expressly provided to the contrary, this Lease shall not be voidable by TENANT, nor shall LANDLORD be liable to TENANT for any loss or damage resulting from delay or failure in the delivery of the Leased Premises to TENANT.

          (c) The phrase "READY FOR OCCUPANCY" shall mean that Leasehold Improvements have been substantially completed in accordance with the attached Exhibit D, that vacant possession of the Leased Premises, in broom clean condition, is available to be delivered to TENANT, and that TENANT, on application and payment therefor, would have the right to obtain a certificate of occupancy for the Leased Premises (or conditional certificate of occupancy as the case may be) from governmental authorities having jurisdiction over the issuance of such certificate.

2.   TERM OF LEASE:

          2.1 ORIGINAL TERM: This Lease shall be for a period of Three (3) years plus however many days are necessary such that the Lease expires on the last day of the month. Subject to the terms of Section 1.3(b) hereof, the term of this Lease shall commence on February 15, 2003, (herein the "COMMENCEMENT DATE") and shall expire at midnight, February 28, 2006.

          2.2 ACCEPTANCE OF LEASED PREMISES: By occupying the Leased Premises, TENANT shall be deemed to have accepted the same as being in good and sanitary order, condition and repair and to have acknowledged that the same comply fully with LANDLORD's covenants and obligations hereunder.

          2.3 EARLY OCCUPANCY: In the event that LANDLORD shall permit TENANT to occupy the Leased Premises prior to the Commencement Date of the term, such occupancy shall be at the Base Building Rental rate hereinafter provided and such occupancy shall be subject to all other terms and provisions of this Lease. Said early possession shall not advance the termination date hereinbelow provided. If TENANT'S occupancy commences other than the first of the month, TENANT shall occupy the Leased Premises under the terms and provisions of this Lease and rent for the pro rata portion of said month shall be paid.

          2.4 CERTIFICATE OF POSSESSION: The parties agree to execute a certificate evidencing the date that TENANT first took possession of the Leased Premises.

          2.5    [Intentionally Deleted ]

3.   RENTAL:

BASE BUILDING RENT: Commencing on the Commencement Date, TENANT promises and agrees to pay LANDLORD Base Building Rent for the Leased Premises, in advance, without demand, on the first day of each and every month of the term hereof, the following amounts:

          LEASE YEAR 1:
                 Feb. 15, 2003 - Apr 30, 2003:               Free
                 May, 2003:                                  $ 2,741.94
                 Jun 1, 2003 - Dec. 31,2003:                 $ 5,000.00
                 Jan 1, 2004 - Feb 29, 2004:                 $ 7,078.00
          LEASE YEARS 2-EXPIRATION:                          $ 7,078.00

          3.2 ADDITIONAL RENT: From and after the Commencement Date, TENANT agrees to pay as additional rent (herein "ADDITIONAL RENT"), at times and in the manner hereinafter provided, its pro rata share of the "Operating Expenses" (as hereinafter defined) paid or incurred by LANDLORD or its designated agent in connection with the Total Building Facilities and Office Park Common Areas, in excess of Base Year Operating Expenses (hereinafter defined) without deduction, counter-claim, set-off or abatement of any kind, except if provided otherwise in this Lease. TENANT's pro-rata share of rentable area in the Building is 7.3%.

          3.3 DEFINITION OF OPERATING EXPENSES: The term "OPERATING EXPENSES" includes all expenses incurred by LANDLORD with respect to the Total Building Facilities and the Office Park Common Areas, including but not limited to, the following: snow removal, gardening, landscaping, planting, replanting, and replacing flowers and shrubbery; cleaning, striping and minor repair of parking areas, public liability insurance; repairs and maintenance; electricity, water, gas and sewer costs; maintenance and replacement of fixtures and bulbs; maintenance of elevators and service contracts thereon; extermination, and sump maintenance; removal of rubbish, garbage and other refuse; security; repair and maintenance of walkways; heating, ventilating and air conditioning the Building; cleaning and janitorial services; maintenance of lavatories; maintenance and repair of the Building roof, exterior walls and glass; reasonable hourly costs of personnel directly involved in implementing all of the aforementioned (including fringe benefits and workmen's compensation insurance covering personnel); property management fees equal to five percent (5%) of gross receivables of the Total Building Facilities; all costs incurred by LANDLORD in keeping the Total Building Facilities and Office Park Common Areas in compliance with all present and future laws and ordinances; the cost of maintaining, during the term of this Lease, all insurance with respect to the Total Building Facilities and Office Park Common Areas, without limitation, all-risks property and casualty insurance and business interruption insurance; all real estate taxes, ad valorem taxes and assessments, general and special assessments, any other tax imposed upon or levied against real estate, payable with respect to or allocable to the Total Building Facilities or Office Park Common Areas and other improvements situated on the Land; the cost, including interest, amortized over its useful life, of any capital improvement made to the Building by LANDLORD after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; the cost including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Building and which is designed to reduce Operating Expenses, but only to the extent that Operating Expenses are actually reduced. "BASE YEAR OPERATING EXPENSES" shall be defined as Operating Expenses for the calendar year 2003.

          3.4 EXCLUSIONS FROM OPERATING EXPENSES: Nothing herein contained shall be construed to include as taxes any inheritance, estate, intangible, stock, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon the LANDLORD, including taxes based upon the receipt of rental income. Operating Expenses shall not include any mortgage indebtedness, depreciation of the Building, capital expenditures (other than those specifically listed in 3.3 hereof) or items under warranty to the extent of said warranty; expenses for tenant improvement work or allowances, inducements, and other concessions for any tenant; interest, amortization, or other payments on loans to LANDLORD; ground rent; brokerage or leasing commissions; compensation paid to officers or executives of LANDLORD; professional fees incurred in connection with preparing or enforcing any lease (including TENANT'S lease); losses, repairs, replacements, or improvements which were paid for directly by TENANT or any third party; and advertising and promotional expenses for the purpose of marketing space in the Building.

          3.5 ESTIMATES OF OPERATING EXPENSES: LANDLORD shall furnish to TENANT, prior to the commencement of the first full calendar year during the term of this Lease, LANDLORD'S written estimate of Additional Rent for the upcoming year. At the end of each calendar year throughout the term of this Lease LANDLORD shall furnish TENANT LANDLORD'S written reasonable estimate of Additional Rent for the following calendar year and TENANT shall pay to LANDLORD on the first day of each month of the term hereof, as Additional Rent, 1/12 of said amount.

          3.6 RECONCILIATIONS: LANDLORD shall also furnish TENANT within ninety (90) days after the end of each calendar year throughout the term of this Lease a written summary of the amounts actually expended by LANDLORD for Operating Expenses during such calendar year. In the event TENANT has overpaid TENANT'S proportionate share of Operating Expenses, LANDLORD shall credit such overpayment against future Base Building Rent required to be paid by TENANT, except that during the last year of the term, such overpayment shall be promptly refunded to TENANT. In the event TENANT has underpaid TENANT'S proportionate share of Operating Expenses, TENANT shall pay LANDLORD such underpaid amount within thirty (30) days following receipt by TENANT of a written notice of the amount of such underpayment. TENANT or their authorized representative, at TENANT's sole cost, shall have the right, during normal business hours and upon reasonable advance notice to LANDLORD, to review or audit LANDLORD's books and records pertaining to Operating

Expenses for the immediately preceding calendar year. In the event that TENANT's review or audit discloses that LANDLORD has overcharged TENANT by more than five percent (5%), LANDLORD shall reimburse TENANT for the excess amounts paid by TENANT, and LANDLORD shall reimburse TENANT for the cost of its audit.

          3.7 ADJUSTMENTS FOR PARTIAL YEARS: During the last calendar year of the term of this Lease, TENANT shall be obligated to pay a pro rata portion of the Operating Expenses due and payable for such calendar year based upon the part of such year during which this Lease is in effect.

          3.8 SURVIVAL OF OBLIGATION: TENANT's obligation to pay the Additional Rent as provided herein shall survive the termination of this Lease.

          3.9 PAYMENT ADDRESS: All payments for Base Building Rent and all other sums (whether designated additional rent or otherwise) shall be paid to LANDLORD at 8301 E. 21st Street North, Suite 350, Wichita, Kansas 67206, or to such other person or at such other place as LANDLORD may from time to time designate in writing.

          3.10 INTEREST CHARGES: TENANT does hereby covenant and agree promptly to pay the Base Building Rent, Additional Rent and other adjustments and charges herein reserved as and when the same shall become due and payable, without demand therefore, and without any set-off or deduction whatsoever, and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and behalf of the TENANT to be kept and performed. Rental and other monies due LANDLORD under this Lease not paid within ten (10) days after its due date shall bear interest from the date due at the highest rate allowed by law but not to exceed one and one-half (1 1/2) percent per month.

4.   ORDINANCES AND REGULATIONS:

          4.1 LEASED PREMISES: TENANT will maintain the Leased Premises in a clean and healthful condition. TENANT hereby agrees to comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of the Leased Premises provided that TENANT shall not be required to make any alterations or improvements to the Leased Premises in conjunction therewith. TENANT further agrees to comply with all rules and regulations which may be hereafter established from time to time by LANDLORD, initially, those set forth on Exhibit 'D' hereto and made a part hereof by this reference. LANDLORD reserves the right from time to time to make additional modifications to said rules and regulations which shall be binding upon TENANT upon delivery of a copy thereof to TENANT. LANDLORD shall not be responsible to TENANT for the nonperformance by any other tenants or occupants of any of said rules and regulations. TENANT will not violate or permit the violation of any condition imposed by the standard fire insurance policy issued for office buildings in the Wichita, Kansas area, and not do anything or keep anything in the Leased Premises which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks reasonably determined by LANDLORD.

          4.2    OFFICE PARK COMMON AREAS AND TOTAL BUILDING FACILITIES:
LANDLORD will maintain the Office Park Common Areas and Total Building Facilities in a clean and healthful condition. LANDLORD hereby agrees to comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having jurisdiction thereof) with reference to use, condition or occupancy of the Office Park Common Areas and Total Building Facilities.

5.   INSPECTION:

          5.1 RIGHT TO INSPECT, REPAIR, ALTER AND ADD: TENANT will permit LANDLORD and its officers, agents and representatives to enter into and upon any and all parts of the Leased Premises at all reasonable hours to inspect the same, clean or make repairs or alterations or additions as LANDLORD may deem necessary, and TENANT shall not be entitled to any abatement or reduction of rent by reason thereof.

          5.2 RIGHT TO SHOW: TENANT will permit LANDLORD, at reasonable times, to show the Leased Premises to any owner, or mortgagee or any prospective purchaser, or any holder of any ownership or security interest in the Building or of the land on which it is situated, or of LANDLORD'S interest therein (and to their respective representatives) and similarly to show the Leased Premises to any person contemplating the leasing of all or a portion of the same.

6.   ASSIGNMENT AND SUBLEASE:

          6.1 NO ASSIGNMENT, SUBLEASE OR ENCUMBRANCE: TENANT will not assign, mortgage, pledge or encumber this Lease, or any part thereof, directly or indirectly, or allow the same to be assigned by operation of law or otherwise or sublet the Leased Premises or any part thereof, or use or permit the same to be used for any other purpose than stated in paragraph 10 hereinafter, without the prior, written consent of LANDLORD in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Such permitted assignment or sublease shall not relieve the TENANT from its obligations hereunder for the payment of rents or the performance of conditions, covenants and provisions of this Lease.

          6.2 LANDLORD'S TRANSFER: LANDLORD shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease and in the Building and property referred to herein and, to the extent that such assignee assumes LANDLORD'S obligations hereunder, LANDLORD shall by virtue of such assignment be released from such obligations.

          6.3 RIGHT TO COLLECT FROM ASSIGNEE: If the Leased Premises are sublet or occupied by anybody other than TENANT and TENANT is in default hereunder or if this Lease is assigned by TENANT then LANDLORD may collect rent from the assignee under TENANT or occupant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the covenant herein against assignment or subletting or the acceptance of such assignee under TENANT or occupant as "TENANT", or a release of TENANT from further performance of the covenants herein contained.

7.   DESTRUCTION OF PREMISES:

          7.1 TOTAL DESTRUCTION: In the event that the Building should be totally destroyed by fire, tornado or other casualty, or if the Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either LANDLORD or TENANT shall have the option of terminating this Lease by giving written notice to the other at any time prior to the forty-fifth (45th) day after the date of such damage.

          7.2 PARTIAL DESTRUCTION: If the Leased Premises are partially damaged by fire, tornado, or other casualties, or totally destroyed thereby and neither party elects to terminate this Lease within the provisions of paragraph
7.1 above, then the LANDLORD agrees to restore the Leased Premises to a kind and quality substantially similar to that immediately prior to such destruction or damage. Said restoration shall be commenced within forty-five (45) days after the date of such damage and diligently prosecuted to completion by and all rent accruing after the date of such damage shall be equitably and proportionately suspended and adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding, restoration or repair, except that in the event the destruction or damage is so extensive as to make it infeasible for the TENANT to conduct its business on the Leased Premises, the rent shall be completely abated until the premises are restored by the LANDLORD or until the TENANT resumes the conduct of his business on the Leased Premises, whichever shall first occur. The LANDLORD shall not be liable for any inconvenience or interruption of business of the TENANT occasioned by fire, tornado or other casualty. Notwithstanding the foregoing to the contrary, LANDLORD shall not be obligated to make any repairs which cost in excess of the amount of insurance proceeds received by LANDLORD in connection with such damage, provided, if such repairs are not sufficient to restore the Leased Premises to a kind or quality substantially similar to that immediately prior to said destruction or damage, TENANT's obligations hereunder shall be terminated as of the date of such damage or destruction.

8.   CONDEMNATION:

          8.1 TOTAL TAKING: If during the term of this lease, or any renewal thereof, the whole of the Leased Premises, or such portion thereof as will make the Leased Premises unusable for the purpose leased, be condemned by public authority for public use, then, in either event, the term hereby granted shall cease and come to an end as of the date of the vesting of title in such public authority, or when possession is given to such public authority, whichever event last occurs. Upon such occurrence, the rent shall be apportioned as of such date and any prepaid rent shall be returned to the TENANT. TENANT shall not be entitled to any part of the award or any payment in lieu thereof, nor shall TENANT be entitled to any award for the loss of its leasehold estate. The entire award for the taking of the Leased Premises, the Building and the land upon which it is located shall belong solely and exclusively to LANDLORD. TENANT may file a claim for loss of TENANT's trade fixtures and for TENANT's moving expenses.

          8.2 PARTIAL TAKING: If a portion of the Leased Premises or Building is taken or condemned by public authority for public use so as not to make the remaining portion of the Leased Premises unusable for the purposes leased, this Lease shall continue in full force and effect unless LANDLORD determines that the continued operation of the Building, after such taking, is not practical, in which event LANDLORD may terminate this Lease by giving TENANT written notice of termination to be effective upon the day the condemning authority takes possession of the condemned portion. In the event of such a termination, all rent and other charges shall be adjusted, prorated and paid to the date of termination. In the event of such a partial taking and this Lease is not terminated in accordance with the foregoing, then the rent shall be equitably and fairly reduced and abated for the remainder of the term in proportion to the amount of the Leased Premises taken and the LANDLORD shall be entitled to the entire award for such partial taking. If the part of the Building so taken or condemned contains more than twenty-five percent (25%) of the total area of the Leased Premises immediately prior to such taking or condemnation, or if, by reason of such taking or condemnation, TENANT no longer has reasonable means of access to the Leased Premises or if TENANT is deprived of reasonably sufficient parking, TENANT may terminate this Lease by notice to LANDLORD given within thirty (30) days following the date upon which TENANT received notice of such taking or condemnation. If TENANT so notifies LANDLORD, this Lease shall end and expire upon the thirtieth (30th) day following the giving of such notice. If a part of the Leased Premises shall be so taken or condemned and this Lease and the Term shall not be terminated in accordance with this Section 8.2, LANDLORD, at LANDLORD's expense, but without requiring LANDLORD to spend more than it collects as an award, shall restore that part of the Leased Premises not so taken or condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such taking or condemnation.

9.   INDEMNIFICATION:

          9.1 INDEMNIFICATION OF LANDLORD: TENANT will defend, by counsel reasonably acceptable to LANDLORD, indemnify and save harmless LANDLORD of and from any and all fines, suits, claims, demands, expenses, costs and actions of any kind arising out of TENANT'S or TENANT's agents, employees, contractors, guests or business invitees use, occupancy, or control of the Leased Premises or common areas, or any breach, violation or non-performance of any covenant hereof on the part of TENANT; and except for LANDLORD'S own negligence, LANDLORD shall not be liable to TENANT or TENANT'S agents, employees, guests or invitees for any damage to persons or property due to condition, design or defect in or on the Leased Premises, Total Building Facilities (including mechanical systems), or Office Park Common Areas which may exist or occur.

          9.2 LANDLORD'S LIABILITY: LANDLORD and its agents shall not be liable to TENANT or to TENANT'S officers, employees, agents, licensees or invitees for any loss or damage to any part of the Building or the land upon which the Building is located or related improvements or appurtenances thereto becoming out of repair, any defect in or failure of pipes or wiring, the backing up of any drains or the bursting or leaking of any pipes, faucets and plumbing fixtures, any gas, water, steam, electricity, oil or rain leaking, escaping or flowing into the Leased Premises from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, theft, fire, explosion, Act of God, riot, war, insurrection, court order or order of governmental authority or any other matter beyond the control of the LANDLORD, unless caused by or due to the negligence of LANDLORD, its agents, servants or employees. LANDLORD or its agents shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by TENANT nor shall LANDLORD be liable for any latent defect in the Leased Premises or in the Building. TENANT shall give prompt written notice to LANDLORD in case of fire or accidents in the Leased Premises or in the Building or of defects therein or in the fixtures or equipment located therein.

10.  USE OF PREMISES:

          TENANT shall use and occupy the Leased Premises and the Building as and for the following purpose: General office use and for no other purpose.

11.  IMPROVEMENTS, REPAIRS, ALTERATIONS AND TAXES:

          11.1 PROHIBITIONS: TENANT shall not, without LANDLORD'S prior written consent, in LANDLORD's sole discretion:

          a. make any alterations, additions or improvements in the Leased Premises or the Building;

          b. do or suffer anything to be done on the Leased Premises or the Building which will render LANDLORD'S insurance void or the insurance risk more hazardous;

          c.       permit the accumulation of waste or refuse matter;

          d.       Abandon the Leased Premises

          11.2 TENANT'S MAINTENANCE OBLIGATIONS: TENANT shall take good care of the Leased Premises and the fixtures and appurtenances therein. TENANT shall maintain the Leased Premises, at all times during the term of this Lease, in good condition and repair, ordinary wear and tear excepted. All damage or injury to the Leased Premises and to its fixtures, appurtenances and equipment or to the Building of which the same form a part or to its fixtures, appurtenances and equipment caused by TENANT moving property in or out of the Building or by installation or renewal of furniture, fixtures or other property or resulting from any cause of any kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause of TENANT, its servants, employees, agents, visitors, or licensees shall be repaired, restored or replaced promptly by TENANT at its sole cost and expense to the reasonable satisfaction of LANDLORD, ordinary wear and tear excepted. All the aforesaid repairs, restorations or replacements shall be in quality and class equal to the original work or installations. If TENANT fails to commence such repairs, restorations or replacements within fifteen (15) days after receipt of written notice from LANDLORD, the same may be made by LANDLORD and TENANT shall pay all reasonable costs actually incurred by LANDLORD in connection therewith within fifteen (15) days after receipt of a reasonably detailed invoice therefor. Alterations, additions, improvements and immovable fixtures shall become the property of LANDLORD upon installation and shall not be removed without LANDLORD'S prior written consent.

          11.3 MECHANIC LIENS: TENANT shall not have the power or right to create in any way liens for labor or material which would be a lien upon any interest of LANDLORD or in and to the Leased Premises and shall protect LANDLORD'S interest against any liens or claims for improvements made by TENANT. In the event any such liens are filed, TENANT agrees, at its expense, to cause the same to be released or bonded over within fifteen (15) days after the same are filed.

          11.4 BONDING AGAINST LIENS: LANDLORD may require, at LANDLORD'S reasonable discretion, that TENANT provide LANDLORD, at TENANT'S sole cost and expense, a payment and performance bond in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions or alterations to be made by TENANT with respect to the Leased Premises, to insure LANDLORD against any liability for mechanics' and materialmen's liens and to insure completion of the work.

          11.5 TAXES ON TENANT'S PROPERTY AND IMPROVEMENTS: TENANT shall pay or cause to be paid, before delinquent, any and all taxes levied or assessed during the term hereof or any extension or renewal thereof, upon an and all of TENANT's leasehold improvements, equipment, furniture, fixtures, and personal property located in the Leased Premises. If the same shall be assessed and taxed with the Building, TENANT shall pay to LANDLORD its share of such taxes, to the extent the same are in excess of other leasehold improvements in the Building, within thirty (30) days after delivery to TENANT of a written statement by LANDLORD setting forth the amount of such taxes applicable to TENANT's property together with such reasonable supporting documentation as TENANT may request.

12.  INSURANCE:

          12.1 LIABILITY INSURANCE: With respect to the Leased Premises and common areas, TENANT shall, at TENANT'S sole cost and expense, obtain and keep in force at all times during the term of this Lease, commercial general liability insurance, including property damage, in the amount of at least One Million Dollars ($1,000,000.00) combined single limit, insuring LANDLORD and TENANT against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the TENANT hereunder. TENANT may carry said insurance under a blanket policy providing, however, said insurance by TENANT shall have a LANDLORD'S protective liability endorsement attached thereto. Insurance required hereunder shall be in companies licensed in the State of Kansas and shall have a rating of A or better in "Best's Insurance Guide" and a financial rating of Class XII or better. Mutual insurance companies may be used only if they are nonassessable. To the extent of the negligent acts or omissions of the Tenant, such policy shall name LANDLORD as an additional insured and shall be primary and noncontributing with any insurance carried by LANDLORD. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days written notice to LANDLORD. LANDLORD shall receive evidence of insurance upon request.

          12.2 WAIVER OF SUBROGATION: LANDLORD and TENANT each hereby waive all claims against the other for any loss of or damage to any of its property if such property is insured against such loss or damage under any valid and collectible insurance policy or policies, but only to the extent of any recovery collected by it under such insurance, subject however, to the limitation that this waiver shall apply only when permitted by the applicable policy or policies of insurance. LANDLORD and TENANT each hereby further agree to cause any and all policies containing extended coverage and/or material damage insurance now or hereafter carried by it to be endorsed with a subrogation clause providing in substance that the insurer has waived any or all rights of recovery against the other party hereto for loss of or damage to the insured property first occurring after the date of such waiver; provided, however, if there is a charge or extra premium for such an endorsement, the party obligated to obtain the same shall be excused therefrom unless the other party pays such charge or extra premium.

          12.3 LANDLORD INSURANCE: With respect to the Building and Common Areas, LANDLORD shall, at LANDLORD's sole cost and expense, obtain and keep in force at all times during the term of this Lease, commercial general liability insurance in the amount of at least One Million Dollars ($1,000,000.00) combined single limit, insuring LANDLORD and TENANT against any liability arising out of the ownership, use, occupancy or maintenance of the Total Building Facilities and Office Park Common Areas and all areas appurtenant thereto. In addition, LANDLORD shall keep in force at all times during the term hereof property insurance insuring the full replacement value of the Building.

13.  DEFAULT:

          13.1 DEFAULT - CURE PERIOD: If (i) TENANT defaults in payment of Base Building Rent or Additional Rent or (ii) defaults in the performance of any of the covenants or conditions hereof, LANDLORD, in such event(s), may give to TENANT written notice of such default and if TENANT fails to cure any Base Building Rent and Additional Rent default within fifteen (15) days after the giving of such notice or fails to cure any other default within thirty (30) days after the giving of such notice, LANDLORD may, at its election, terminate this Lease with TENANT, and on the date specified in said notice the term of this Lease shall terminate and TENANT shall then quit and surrender the Leased Premises to LANDLORD, but TENANT shall remain liable as hereinafter provided. In the event of a default which is not cured in the applicable cure period, LANDLORD may, with or without terminating this Lease, at any time thereafter resume possession of the Building by any lawful means and remove TENANT or other occupants and their effects.

          13.2 RELETTING: In any case where LANDLORD has recovered possession of the Leased Premises by reason of TENANT'S default, LANDLORD may, at LANDLORD'S option, occupy the Leased Premises or cause the Leased Premises to be reasonably redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Leased Premises or any part thereof as agent of TENANT or otherwise for a term or terms to expire prior to, at the same time as, or subsequent to the original expiration date of this Lease, at LANDLORD'S option, and receive the rent therefor, applying the same first to the payment of such expenses as LANDLORD may have incurred in connection with the recovery of possession, redecoration, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including reasonable brokerage fees and attorneys' fees (to the extent allowed by law) and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of TENANT as herein provided; and TENANT agrees, whether or not LANDLORD has relet, to pay to LANDLORD damages equal to the rent and other sums herein agreed to be paid by TENANT during the remainder of the original term of this Lease, less the net proceeds of the reletting, if any, as ascertained from time to time and the same shall be payable by TENANT on the several rent days above specified. LANDLORD shall have the right, in reletting the Leased Premises, to grant reasonable rent concessions and TENANT shall not be entitled to any credit by reason thereof. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof or in any way relieve TENANT of its obligations under this Lease except to the extent of the net proceeds received from such reletting.

          13.3 LANDLORD OCCUPANCY: If LANDLORD elects to occupy and use the Leased Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against TENANT'S obligations for rent and other damages as herein defined, during the period of LANDLORD'S occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of TENANT'S liability hereunder.

          13.4 CONSTRUCTIVE EVICTION: TENANT shall not be entitled to claim a constructive eviction from the Leased Premises unless TENANT shall have first notified LANDLORD in writing of the condition or conditions giving rise thereto and unless LANDLORD shall have failed within a reasonable time after receipt of said notice to remedy such conditions. Notwithstanding the foregoing to the contrary, in the event the conditions relied on by TENANT do not constitute a constructive eviction, then no such eviction shall be deemed to have occurred regardless of the fact that LANDLORD may not have remedy TENANT's complaints.

          13.5 NO WAIVER OF ACCORD AND SATISFACTION: No payment by the TENANT or receipt by the LANDLORD of a lesser amount than the rent stipulated in this Lease shall be deemed other than a payment on account of the earliest rent due, nor shall any endorsement or statement on any check or on any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the LANDLORD may accept such check or payment without prejudice to its right to recover the balance of the rent or to pursue any other remedy provided for in this Lease.

          13.6 GRANT OF LIEN: TENANT hereby grants to LANDLORD a lien upon all the equipment and personal property heretofore or hereafter installed or used by TENANT in or about the leased premises as and for security for the payment of any and all rent herein reserved and for the performance of all of the covenants herein required to be performed by TENANT; it being specifically understood and agreed that such lien shall arise at the inception of the initial day of the term of this Lease, together with any renewals, extensions or holding over hereunder; provided, however, the said lien shall not preclude the TENANT from removing such items as may become worn or obsolete or of no further value or utility in the operation of TENANT's business upon the condition that TENANT replace the same with other property of similar character and that such replacement have at least equivalent value to the property so removed and the lien hereby granted shall attach to any such replacements. Upon the failure of TENANT to pay any rent hereunder, or to make any other payment or to satisfy any other liability as and when due hereunder, LANDLORD, without notice or demand, may take possession of and sell such property without legal process of any kind, at either public or private sale, after one publication of a notice thereof in some daily newspaper published in the county in which the leased premises are located not less than ten (10) days before such sale, and may apply the proceeds of such sale to the payment of expenses thereof and to the discharge of the rent or other liability unpaid, and hold the balance of such proceeds, if any, for the account of the TENANT.

14.  LEASE AND MORTGAGES:

          14.1 SUBORDINATION: This Lease shall be and is subject and subordinate to all underlying restrictions, declarations, leases and mortgages which may now or hereafter affect the real property of which the Building forms a part, and also to all renewals, modifications, consolidations and replacements of said underlying restrictions, declarations, leases and said mortgages. Although no instrument or act on the part of TENANT will be necessary to effect such subordination, TENANT will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be reasonably requested by the holders of said mortgages or by any of the lessors under such underlying leases within fifteen (15) days after receipt thereof. If any underlying lease to which this Lease is subject terminates, TENANT shall, on timely request, attorn to the owner of the reversion. In the event TENANT fails or refuses to deliver any instrument confirming such subordination, within fifteen (15) days after receipt of LANDLORD's written request therefor, such failure or refusal shall constitute a default under this lease, for which there shall be no cure period, entitling LANDLORD to enforce all of its rights and remedies set forth herein or provided by law.

          14.2 ATTORNMENT: Without limitation of any of the provisions of this Lease, in the event that, by reason of any default on the part of LANDLORD, any mortgagee or lessor or their respective assigns shall succeed to the interest of LANDLORD hereunder or of any successor-LANDLORD, then, at the option of such mortgagee or lessor, this Lease shall nevertheless continue in full force and effect and TENANT shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or lessor or its assigns as its LANDLORD. TENANT shall execute and deliver, within fifteen
(15) days after receipt thereof, any instrument that such mortgagee or lessor may reasonably request to evidence such attornment.

          14.3 NON-DISTURBANCE: If the Leased Premises or any portion thereof is subject to a mortgage at the time this Lease commences or at any time during the term of this Lease or any extension hereof, LANDLORD agrees to obtain from the holder of the mortgage an agreement, in recordable form, evidencing the mortgagee's recognition of this Lease. Said document will include the mortgagee's agreement not to disturb TENANT during the term of this Lease or any extension thereof so long as TENANT is not in default hereunder. The term "mortgage" as used herein means any mortgage, assignment, deed of trust, or other transfer of the Leased Premises in whole or in part made as security for any indebtedness of LANDLORD; and the term "mortgagee" as used herein means any person to whom or for whose benefit any such mortgage of the Leased Premises has been made.

15.  SECURITY DEPOSIT:

          15.1 DEPOSIT: The TENANT, concurrently with the execution of this Lease, has deposited with the LANDLORD the sum of Five Thousand and 00/100 Dollars ($5,000.00), the receipt whereof is hereby acknowledged, which sum shall be retained by the LANDLORD. The deposit shall be held by LANDLORD as security for the performance by TENANT of TENANT'S covenants and obligations under this Lease. It being expressly understood that such deposit shall not be considered an advance payment of rental or measure of LANDLORD'S damages in case of default by TENANT. LANDLORD shall be under no obligation to pay or account to TENANT for any interest on earnings accruing to LANDLORD from the use of any such security deposit.

          15.2 APPLICATION OF DEPOSIT: Upon the occurrence of any event of default by TENANT, LANDLORD may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability caused to LANDLORD by such event of default. Following any such application of the security deposit, TENANT shall pay to LANDLORD on demand the amount so applied in order to restore the security deposit to its original amount. TENANT'S failure to do so shall be a material breach of this Lease. If TENANT shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof shall be returned to TENANT (or, at LANDLORD'S option, to the last assignee of TENANT'S interest hereunder) at the termination of this Lease term.

16.  SERVICES AND UTILITIES:

          16.1 FAILURE OF SERVICES: The failure to any extent to furnish or any stoppage of the water service or any other services to be furnished by LANDLORD, resulting from causes beyond the control of LANDLORD, shall not render LANDLORD liable in any respect for damages to either person or property, nor be construed as an eviction of TENANT or work an abatement of rent, nor relieve TENANT from fulfillment of any covenant or agreement hereof. Should any equipment or machinery break down, or for any cause cease to function properly, LANDLORD shall use reasonable diligence to repair same promptly, but TENANT shall have no claim for rebate of rent or damages on account of any interruptions in service, beyond the control of LANDLORD occasioned thereby or resulting therefrom.

          16.2 BUILDING HOURS: LANDLORD shall, at its own cost and expense, furnish the following services and utilities for normal office use to TENANT throughout the term of this Lease during the normal business hours of 7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to noon Saturdays. Such services exclude holidays designated as New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day:

1. Heating and air conditioning

2. Electricity for lighting and ordinary business purposes

3. Hot and cold running water

4. Janitor services (five days per week)

5. Snow and rubbish removal

6. Pest control

LANDLORD shall have the right to collect, at reasonable intervals, reimbursement from TENANT for any operation of TENANT reasonably determined to cause excessive operating expenses compared to average office tenants in Wichita, including but not limited to, special heating and air conditioning equipment for the Leased Premises, longer than single shift work hours, etc. Upon reasonable notice to LANDLORD, overtime HVAC shall be available and the actual cost incurred by LANDLORD shall be billed to TENANT, payable within thirty (30) days.

17.  PARKING:

          TENANT shall have the right to use in common with LANDLORD, other tenants or occupants of the Building and their employees, agents, and business invitees the parking facilities of the Building, if any, subject to the rules and regulations, and any other charges of LANDLORD for such parking facilities which may be established or altered by LANDLORD at any time or from time to time during the term hereof. LANDLORD shall provide a minimum of four (4) parking spaces per one thousand (1,000) rentable square feet in the Leased Premises.

18.  END OF TERM:

          18.1 CONDITION OF SURRENDERED PREMISES: TENANT will, at the end of the term of this Lease, quit and surrender to LANDLORD the Leased Premises broom clean and in good order and condition except for ordinary wear and tear. Any personal property which shall remain in the Leased Premises after the expiration or termination of this Lease may be disposed of in such manner as LANDLORD may see fit, any reasonable removal expense to be paid by the TENANT. If the last day of the term of this Lease falls on a Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

          18.2   [Intentionally Deleted]

          18.3 HOLDOVER: In the event of a holdover by TENANT without LANDLORD'S permission, TENANT shall be liable to LANDLORD for rent during the unauthorized holdover period (determined on a daily basis) in an amount equal to twice the Base Building Rent and Additional Rent in effect at the termination of the Lease. Such unauthorized holdover shall not be construed to create any periodic tenancy rights in favor of TENANT.

19.  GENERAL:

          19.1 GENDER: Words of any gender used in this Lease shall be held and construed to include any other gender, and words in singular number shall be held to include the plural, unless the context otherwise requires.

          19.2 BINDING EFFECT: The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective permitted assigns, successors in interest, heirs and legal representatives except as otherwise herein expressly provided.

          19.3 MODIFICATIONS: Any modifications of this Lease, or any collateral agreement with respect to the relationship between the LANDLORD and TENANT shall not be binding upon the either party unless the same be made in writing and signed by an authorized representative of each of the parties. In the event that the Lease herein or any of its provisions or covenants shall be modified or stricken out, or new covenants added thereto, said changes shall not be considered a termination of this instrument and the same shall continue in full force and effect as so changed.

          19.4 NOTICES: All notices, demands, consents and requests which may or are required to be given by either party to the other hereunder shall be in writing and shall be either: (i) personally delivered; (ii) sent by certified mail, return receipt requested, postage prepaid, addressed as set forth in this section or to such other place as either party may from time to time designate in a written notice to the other party; or (iii) sent by facsimile transmitting machine (herein "FAX"). Notices, demands, consents and requests which shall be served upon either party in the foregoing manner shall be deemed served or given for all purposes hereunder at the time such notice, demand, consent or request shall be personally delivered or delivery shall be refused by the recipient or, if sent by FAX, the day the facsimile copy is received on the receiving party's FAX machine; or, if mailed, the day such notice, demand, consent or request was mailed in accordance with this section. The notice addresses and FAX numbers of the parties are as follows:

        As to Landlord:              VANTAGE POINT PROPERTIES, INC.
                                     8301 E. 21st Street, Suite 350
                                     Wichita, KS 67206
                                     Attn: Paul Jackson
                                     FAX: (316) 634-2428

        As to Tenant:         DIMENSIONS FINANCIAL CONSULTANTS, INC.
                                     8301 E. 21st Street, Suite 230
                                     Wichita, KS  67206
                                     Attn:  Glenn Rappard
                                     FAX: (316) 689-8650

        With a Copy To:              DIMENSIONS INVESTMENT MANAGEMENT, INC.
                                     8301 E. 21st Street, Suite 230
                                     Wichita, KS  67206
                                     Attn:    Robert S. Richardson
                                     FAX: (316) 689-8650

          19.5 CUMULATIVE REMEDIES: It is agreed that each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

          19.6 SAVING CLAUSE: Invalidation of any of the provisions herein contained by law, judgment or court order shall in nowise affect any of the other provisions which shall remain in full force and effect.

          19.7 WAIVERS: One or more waivers of any covenant, condition, rule or regulation by the LANDLORD shall not be construed as a waiver of a further breach of the same.

          19.8 CAPTIONS: The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

          19.9 CHOICE OF LAW: This Lease shall be governed exclusively by the terms hereof, and by the laws of the State of Kansas.

          19.10 ESTOPPEL CERTIFICATE: Upon not less than fifteen (15) days prior notice by LANDLORD, TENANT will promptly execute and deliver to LANDLORD a statement in writing certifying that this Lease is in full force and effect, the dates to which any rent has been paid in advance, if any, and whether or not to the best knowledge of signer, LANDLORD is in default and, if so, specifying each default, and contain such other information or statements as

LANDLORD may require. The failure to timely deliver any such estoppel certificate shall constitute a default hereunder.

          19.11 RIGHT TO CURE: LANDLORD shall have the right, but not the obligation, at any time, without notice, to cure any default by TENANT under this Lease and LANDLORD so elects, all costs and expenses incurred by LANDLORD in curing such default, together with interest on the amount of costs and expenses so incurred at the highest lawful rate, not to exceed one and one-half percent (1 1/2%) per month shall be paid by TENANT to LANDLORD on demand.

          19.12 USE OF BUILDING NAME: TENANT shall not use the name of the Building or of the development in which this Building is situated for any purpose other than as an address of the business to be conducted by the TENANT in the Leased Premises without the prior written permission of the LANDLORD.

          19.13 COUNTER PARTS: This Lease may be executed in one or more counterparts each of which shall constitute one Lease binding on all the parties hereto.

          19.14 TIME OF THE ESSENCE: With respect to the Lease, time is of the essence.

          19.15 BROKERS: With respect to this Lease transaction, LANDLORD agrees to pay a real estate commission to John T. Arnold Associates (herein "Broker") in accordance with a separately executed agreement. Each party represents that it has not had any dealings with any real estate broker, or any other person who may claim a commission or finder's fee with respect to this Lease in any manner other than Broker. Each party shall hold harmless the other party for any damages resulting from any claims that may be asserted against the indemnified party by any broker, finder or other person with whom the indemnifying party has or purportedly has dealt other than Broker.

          19.16 ENTIRE AGREEMENT: This Lease and the exhibits hereto constitute the entire understanding between LANDLORD and TENANT, and there are no agreements, understandings, warranties or representations between LANDLORD and TENANT except at set forth herein. This Lease cannot be amended except in writing executed by LANDLORD and TENANT.

20.  AUTHORITY FOR EXECUTION:

          20.1 CORPORATE AUTHORITY: If TENANT is a corporation, each individual executing this Lease on behalf of said corporation or association represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with a duly adopted resolution of the board of directors of said entity or in accordance with the by-laws of said entity, and that this Lease is binding upon said entity in accordance with its terms.

          20.2 PARTNERSHIP AUTHORITY: If TENANT is a general or limited partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is a general partner of said partnership and that he has authority to execute and deliver this Lease on behalf of said partnership in accordance with the Partnership Agreement, and that this Lease is binding upon said partnership in accordance with its terms and enforceable against the assets of the partnership and the general partners, individually.

21.  QUIET ENJOYMENT:

          LANDLORD covenants that if, and so long as, TENANT keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of TENANT to be kept and performed TENANT shall quietly enjoy the Leased Premises without hindrance or molestation by LANDLORD or by any person lawfully claiming through or under LANDLORD, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the leases or mortgages to which this Lease may be subject and subordinate, as herein set forth.

22.  COMPLIANCE WITH DECLARATIONS:

          TENANT hereby acknowledges that the Building and Land are subject to the terms and provisions of the Declaration of Covenants, Conditions and Restrictions of Wilson Estates dated June 5, 1996, as amended, recorded in the Office of the Register of Deeds of Sedgwick County, Kansas, in Film 1614, Page 1383 (herein the "DECLARATIONS"). TENANT hereby agrees that: (i) it is leasing the Leased Premises subject to the Declarations; and (ii) it will observe and comply with the terms and provisions of the Declarations in so far as they relate to the Leased Premises and/or TENANT's use of the Leased Premises or any other facilities in the Building or on the Land made available to TENANT by LANDLORD. LANDLORD represents and warrants that the Declarations permit the use of the Leased Premises for general office purposes.

23.  CONDITION OF THE LEASED PREMISES:

          TENANT hereby accepts the Leased Premises in its condition immediately preceding the date of execution of this Lease, "AS IS, WITH ALL FAULTS," and further agrees to occupy the Leased Premises, without modification of any kind, in its "as is" condition. TENANT hereby acknowledges that it has visited the site and is fully informed as to all conditions and limitations of the Leased Premises in its "as is" condition, subject to the representations and covenants set forth herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                        "TENANT"

                                        DIMENSIONS FINANCIAL
                                        CONSULTANTS, INC.

                                        By:    Glenn C. Rappard /s/
                                               --------------------
                                               Glenn C. Rappard

                                        Title  President
                                               ---------


                                        "TENANT"

                                        DIMENSIONS INVESTMENT
                                        MANAGEMENT, INC.

                                        By:    Robert S. Richardson /s/
                                               --------------------------
                                               Robert S. Richardson

                                        Title  Vice President
                                               --------------


                                        "LANDLORD"

                                        VANTAGE POINT PROPERTIES,
                                        INC.

                                        By:    Paul D. Jackson /s/
                                               -------------------
                                               Paul D. Jackson

                                        Title: President
                                               ---------

                                PERSONAL GUARANTY

     The undersigned (herein "Guarantors") hereby personally, unconditionally and irrevocably guarantee to LANDLORD, its successors and assigns, the full and complete performance of all of the terms and provisions of the foregoing Lease to be performed by TENANT including, without limitation, the payment of all rent and other charges becoming due under the Lease. Guarantors hereby waive acceptance of this guaranty by LANDLORD, notice of default, and any and all defenses which would be available to guarantors. Guarantors agree that their liability hereunder is primary and not secondary, and that LANDLORD may proceed directly against Guarantors without first proceeding against TENANT or any collateral which may be given as security for the performance of TENANT's obligations under the Lease. LANDLORD may, without in any way affecting the liability of Guarantors hereunder, release any collateral granted as security for the performance of TENANT's obligations under the Lease, release any party liable for the performance of TENANT's obligations under the Lease, take additional collateral or additional guaranties, or amend or modify the terms or provisions of the Lease. In the event LANDLORD sells, mortgages or otherwise transfers the property which is subject to the Lease, or assigns LANDLORD's interest in the Lease to a third party, such grantee, mortgagee or assignee may enforce the LANDLORD's rights under this guaranty, the same as though such party had been the original beneficiary hereof. If there is more than one Guarantor hereto, such Guarantors' liability shall be joint and several.

     IN WITNESS WHEREOF, Guarantors have hereunder set their hands hereto on this 31st day of January, 2003.

                                     "GUARANTORS"


                                     GLenn C. Rappard /s/
                                     -------------------
                                     Glenn C. Rappard

                                     Shawn Sokolosky /s/
                                     ------------------
                                     Shawn Sokolosky

                                     Robert S. Richardson /s/
                                     -----------------------
                                     Robert S. Richardson

                                     Eric Burns /s/
                                     -------------
                                     Eric Burns

                                   EXHIBIT 'A'
                              OFFICE PARK SITE PLAN

                                   EXHIBIT 'B'
                          LEGAL DESCRIPTION OF THE LAND

A tract of land in the NW 1/4 of Section 8, Township 27 South, Range 2 East of the 6th P.M., Sedgwick County, Kansas, described as follows:

Commencing at the NW corner of said NW 1/4; thence along the North line of said
Section 8 bearing N 89 degrees 06'32"E a distance of 878.27 feet; thence bearing S 0 degrees 53'28"E a distance of 60.00 feet to the POINT OF BEGINNING; thence bearing N 89 degrees 06'32"E parallel to and 60.00 feet South of the North line of said Section 8 a distance of 450.00 feet; thence bearing S 0 degrees 53'28"E a distance of 260.00 feet; thence bearing N 89 degrees 06'32"E a distance of
210.00 feet; thence bearing N 0 degrees 53'28"W a distance of 260.00 feet; thence bearing N 89 degrees 06'32"E a distance of 752.07 feet; thence bearing S 27 degrees 03'35"W a distance of 554.71 feet; thence bearing S 0 degrees 53'28" E a distance of 132.66 feet; thence bearing S 26 degrees 12'00"W a distance of
401.38 feet; thence bearing S 89 degrees 06'32"W a distance of 619.38 feet to a point on a curve to the left having a radius of 395.00 feet and a chord of
346.02 feet bearing N 11 degrees 54'52"W; thence along said curve through a central angle of 51 degrees 53'28"W a distance of 337.62 feet to the P.C. of a curve to the right having a radius of 400.00 feet; thence along said curve through a central angle of 37 degrees 00'00" an arc distance of 258.31 feet; thence bearing N 0 degrees 53'28"W a distance of 130.00 feet to the point of beginning.

                                   EXHIBIT 'C'
                 LOCATION OF THE LEASED PREMISES IN THE BUILDING

                                   EXHIBIT 'D'
                              RULES AND REGULATIONS

1. Tenant shall maintain all portions of the leased premises and immediately adjoining areas in a good, clean, orderly, and safe condition. The sidewalks, driveways, entrances, passages, courts, lobby esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises and Tenant shall not permit any of its employees, agents, or invitees to congregate in any of said areas nor go upon the roof of the Building. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the demised premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design, and color, and attached in the manner, approved by Landlord, and if same are provided by Landlord, shall not be removed.

3. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any tenant on any part of the outside or inside of the demised premises or the Building without prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord, upon twenty-four (24) hours written notice, may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and directory tablet shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such Tenant, (unless furnished by Landlord) and shall be of a size, color and style acceptable to Landlord.

4. The sashes, sash doors skylights, windows and doors that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air conditioning enclosures.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules.

6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweeping, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same. Any cuspidors or containers or receptacles used as such in the demised premises, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of Tenant.

7. No tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the Building. No nailing, screwing, boring, cutting or stringing of wires shall be permitted, except with prior written consent of Landlord, and as Landlord may direct.

8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the demised premises or the Building.

9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which in the judgment of Landlord might disturb other tenants in the Building shall be made or permitted by any tenant. Nothing shall be done or permitted in the demised premises which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

10. No tenant, nor any of tenant's servants, employees, agents, visitors or licensees, shall at any time bring to keep upon the premises any inflammable, combustible, or explosive fluid, chemical or substance.

11. Additional locks or bolts of any kind which shall not be approved by Landlord and operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Landlord will furnish two keys for each lock in the demised premises. Additional keys will be ordered through Landlord and paid for by Tenant. Tenant shall not permit additional keys to be made. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all lock combinations and keys of stores, offices, toilet rooms, left safes and vaults, either furnished to, or otherwise procured by such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in elevators as Landlord or its Agent may determine from time to time. Safes and other heavy articles shall be placed by the Tenant in such places only as may be first specified in writing by the Landlord, and any damage done to the Building by taking a safe, furniture, boxes or other bulky articles in or out, from overloading the floor or elevators, or in any other manner, shall be paid for by the Tenant causing it. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which they form a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the building under the provisions of this Rule 12 or of Rule 16 hereof.

13. Tenant shall not occupy or permit any portion of the demised premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employee on the demised premises, except those actually working for Tenant on the demised premises or any part thereof, or permit the demised premises or any part thereof to be used for manufacturing or for the sale at auction of merchandise, goods or property of any kind.

14. No tenant shall obtain, purchase, or accept for use in the demised premises ice, drinking water, food, coffee cart, beverage, towel, barbering, boot blacking, janitorial, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the demised premises, and under such regulation as may be fixed by Landlord.

15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

16. Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon Tenant who do not present a pass to the Building signed by Tenant. Tenant shall furnish Landlord with a facsimile of such pass. All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Upon the request of the Landlord, the Tenant shall promptly furnish the Landlord certain information requested to provide a building security system. This information will include, but not be limited to, the name and telephone number of an individual designated by Tenant who should be contacted in the case of an emergency, the name of all individuals to whom Tenant has given or authorized the holding of Building entrance keys, and the names of all individuals authorized by Tenant to enter the demised premises at other than normal working hours.

17. Tenant, before closing and leaving the demised premises at any time, shall see that all operable windows are closed and all lights turned out. All entrance doors in the demised premises shall be left locked by Tenant when the demised premises are not in use. Entrance doors shall not be left open at any time.

18. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such written directions no boring or cutting for wires will be permitted.

19. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, or any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the demised premises except as is expressly permitted in the foregoing Lease.

24. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

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